Inland Real Estate Investment Corporation

CHANGE OF DISTRIBUTION ELECTION FORM

ANY REQUESTS FOR CUSTODIAL ACCOUNTS, SUCH AS AN IRA OR SEP, REQUIRE THE AUTHORIZATION OF THE CUSTODIAN. CONTACT THE CUSTODIAN FOR SUCH REQUIREMENTS.

Inland Real Estate Investment Corporation

The Inland name and logo are registered trademarks being used under license.

Please indicate the fund for which the change is requested ("the Company"):

☐ Inland Real Estate Income Trust, Inc. ☐ Inland Residential Properties Trust, Inc. ☐ InPoint Commercial Real Estate Income, Inc.

Inland Account # ______________________________

A - CHANGE OF DISTRIBUTION ELECTION

☐ **Mail Check to Residence Address**

☐ **Distribution Reinvestment Plan** **(Not applicable to InPoint Commercial Real Estate Income, Inc.)**: Stockholder certifies that he/she has received and read a copy of the prospectus relating to the Company's Distribution Reinvestment Plan ("DRP"). Stockholder elects to participate in the DRP and reinvest the entire cash distribution and agrees to abide by the terms and conditions of the DRP. Enrollment in the DRP requires a broker dealer be current on the account. Removal of the broker dealer will result in automatic termination in the DRP.

☐ **Partial Cash Distribution/Reinvestment Option:** Please reinvest __________% of each distribution and pay the remaining __________% in cash. Percentages must be in whole numbers and total 100%. (Complete #1 through #4 below for cash distribution.) Enrollment in the DRP requires a broker dealer be current on the account. Removal of the broker dealer will result in automatic termination in the DRP.

☐ **Send Distribution to a Third Party or via ACH:**

☐ **Via Mail** (complete #1 through #4 below)

☐ **Via Electronic Deposit (ACH)** (complete #1 through #5 below and **attach a voided check**)

Please check type of account: ☐ **Checking** ☐ **Savings**

1. **Name of Bank, Brokerage Firm or Individual*** ______________________________
2. **Distribution Mailing Address** ______________________________
3. **City** ______________________________ **State** __________ **Zip** __________
4. **Account # (if applicable)** ______________________________
   A voided check must be submitted for distributions via ACH or your request will not be processed.
5. **Bank Routing #** ______________________________
   (For ACH Only)

* If cash distribution is sent to an individual other than the registered owner, the stockholder's signature(s) must be medallion guaranteed.

I authorize the Company or its agent(s) to deposit my distribution to my checking or savings account. This authority will remain in force until I notify the Company in writing to cancel it. In the event the Company or its agent(s) deposit funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

B - SIGNATURE

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Signature - Stockholder **Date**

____
Signature - Co-Stockholder **Date**

____
Printed Name of Stockholder

____
Printed Name of Co-Stockholder

____
Daytime Telephone Number

____
Signature - Custodian ** (if applicable)

** Medallion Guarantee Signature or Corporate Resolution Required

Medallion Signature Guarantee
(See Asterick's For Requirements)

MAIL OR FAX COMPLETED FORM TO:

Regular Mail:
Inland Real Estate Investment Corporation
c/o DST Systems, Inc.
P.O. Box 219182
Kansas City, Missouri 64121-9182

Overnight Delivery:
Inland Real Estate Investment Corporation
c/o DST Systems, Inc.
430 W 7th Street
Kansas City, Missouri 64105

Fax: 855.223.2479 (except when medallion signature guaranteed)